MUSIC DUPLICATION AND DISTRIBUTION AGREEMENT

This agreement is made as of October 20th, 2003 by and between Twin Faces East Entertainment Corporation, ("TFAC") a Nevada corporation located at 94 Arthur Hills Ct., Henderson, NV 89074, and Pro Image, Inc., ("PI") a New York corporation located at 3200 Expressway Drive South, Islandia, NY. 11749 relating to the duplication and distribution of a music, narrated compact disk ("CD") titled "The Town That Arrested Santa Claus" ("Santa"), written by Michael Smolanoff and owned by TFAC.

        1. SERVICES. TFAC hereby engages PI to duplicate and place into distribution a CD of Santa. PI will provide all services and personnel necessary and appropriate to render such duplication services; all materials required for the scheduled duplication and delivery of the completed CD. PI will provide the following services related to the program:

        A. CD cover and script and/or lyrics as provided by TFAC

        B. Packaging, marketing and sales in English (only)

        C. Best efforts distribution through associates and contacts in USA (only)

        PI may subcontract services rendered in connection with Santa with TFAC's written approval. If PI elects to subcontract services, any such subcontractors will be bound by the same terms and conditions of this contract where they apply, particularly with regard to copyright, trademarks, and work for hire.

        2. TERM. The term of this Agreement ("Term") will commence on the date of signature of this agreement and will continue for a period of five (5) years.

        3. QUALITY. The completed Santa shall be of the highest technical, creative and artistic quality, suitable in all respects for broadcast by any United States major over-the-air television network.

        4. SCHEDULE. The delivery date of the final for sale CD product of Santa shall be made available for distribution by PI not later than October 31, 2003.

        5. APPROVALS. TFAC is granted sole rights of approval of Santa CD and packaging at each stage of duplication and graphic design for the final for sale product.

        6. COMPENSATION. TFAC agrees to split Adjusted Gross Income equally (50/50) with PI. For the purpose of this Agreement, Adjusted Gross Income is defined as all revenues after payment of the Direct Cost of production and any distribution fees or costs. PI will make payments to TFAC within 10 days of receipt of revenue or payment from any distribution or sales source. TFAC has the right of audit of all books and records associated with the development and sales of Santa. Should TFAC receive any monies from sales and/or distribution it will be in accordance with the same terms as above.

For the purpose of this Agreement, Direct Costs shall be defined as actual out of pocket costs of all raw materials associated with the duplication of Santa such as blank CD's, printing and packaging materials but does NOT include such costs as creative development, engineering, management, design and related costs which are agreed to be part of the production contribution from TFAC and PI.

        7. MUSIC. TFAC will provide all necessary original music for Santa and grants PI limited usage of the music only for the fulfillment of this Agreement being the production of a music CD. All music-publishing rights are held by TFAC. Any revenues derived from the music publishing rights or any other use of the music in further development of Santa in a book, film or other audio and/or video development is the sole property of TFAC. The rights to any and all songs and/or music, and/or storyline, and/or script provided by TFAC shall be fully owned by TFAC and PI is not entitled to receive any royalty from any revenues received from said music or related publishing by TFAC except for the music CD defined by this Agreement.

        8. DISTRIBUTION AND OWNERSHIP. As between TFAC and PI, TFAC shall be deemed the sponsor and author of Santa and will own all rights now or hereafter known, in all media throughout the Universe in perpetuity, and all of the results and proceeds f PI's services under this Agreement including, without limitation, all artwork, background material, and any and all other physical embodiments of such results and proceeds and their underlying and constituent elements including, without limitation, all preliminary and/or working material, duplications, copies, reproductions and translations thereof and the copyrights in all of the above, and their renewals and extensions. PI agrees to deliver physical possession of all physical embodiments to TFAC at TFAC's expense on demand free and clear of any liens or encumbrances, including any artisan or mechanics liens at the conclusion of the Term of this Agreement.

        9. COVERS AND SALES MATERIALS CREDIT. Customary credits will be given for all artists and personnel who work on the production.

        10. PI'S REPRESENTATIONS AND WARRANTIES. PI warrants and represents that:

(a) It has the right to enter into this Agreement.

(b) It has the production facilities and distribution contacts to deliver Santa as outlined in this Agreement.

        11. TFAC'S REPRESENTATIONS AND WARRANTIES. TFAC represents and warrants that:

(a) It has the right to enter into this Aggrement.

(b) It has clear title and ownership to Santa in every respect and aspect including but not limited to storyline, music, lyrics and animation.

        12. INDEMNIFICATION.

                (a) PI assumes liability for, and hereby agrees to indemnify, defend, protect, save and hold harmless TFAC from and against any and all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, expenses or damages, (including without limitation reasonable legal fees and expenses) of whatsoever kind and nature imposed upon, incurred by, or asserted against TFAC, arising out of any breach or alleged breach by PI of any representation, warranty, covenant or obligation made by PI pursuant to this Agreement or arising out of any claim relating to the distribution or other exploitation of Santa.

                (b) TFAC assumes liability for, and hereby agrees to indemnify, protect, save and hold harmless PI from and against any and all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, expenses or damages (including, without limitation, reasonable legal fees and expenses) of whatsoever kind and nature imposed on, incurred by, or asserted against PI, arising out of any breach or alleged breach by TFAC of any representation, warranty, covenant or obligation made by TFAC pursuant to this Agreement.

        13. SEVERABILITY. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, such statute, law, ordinance, order or regulation shall prevail provided, that in such event:

(a) The provision of this Agreement so affected shall be limited only to the extent necessary to permit compliance with the minimum legal requirement.

(b) No other provisions of this Agreement shall be affected thereby, and

(c) All such other provisions shall continue in full force and effect.

        14. MISCELLANEOUS.

                (a) Nothing contained in this Agreement shall be construed so as to make the parties hereto partners or joint venturers, or to permit either party to bind the other party to any agreement or purport to act on behalf of the other party in any respect.

                (b) No waiver or modification of any of the terms of this Agreement shall be valid unless in writing signed by both parties. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such right, and a waiver by either party of a default hereunder in one or more instances shall not be construed as constituting a continuing waiver or as a waiver in other instances.

                (c) If any term or provision of this Agreement shall be for any reason held to be invalid, such invalidity shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision had never been contained herein.

                (d) All notices and statements to be given (which shall be in writing) and all payments to be made hereunder shall be given or made at the respective addresses of the parties as set forth above, unless notification of a change of address is given in writing. All notices and statements to be given hereunder shall be sent by facsimile or be Federal Express or some similar type service. All payments shall be sent by Federal Express, wire transfer, or some similar type of service. The date of actual receipt or when such receipt is refused shall be deemed to be the date the notice or statement is given.

                (e) This Agreement comprises the entire understanding of the parties with respect to the subject matter herein contained and any and all representations made by either party are contained herein. Any and all representations or agreements by any agent or representative of either party other than as set forth herein shall be null and void.

                (f) The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada.

                (g) In the event any controversy, dispute or claim arises out of or relates to this Agreement, the prevailing party shall be entitled to recover its costs and expenses and its actual attorneys' fees as an element of its costs and not as an element of its damages.

                (h) Neither party shall be liable for delays in the performance of, or failure to perform, any of its obligations occasioned by any cause beyond its reasonable control, including but not limited to war, civil disturbance, labor difficulties, fire, flood, earthquake, defaults or delays of common carriers or governmental laws, acts or occurrences. Any such delay shall affect a corresponding extension of any performance date. PI agrees to immediately notify TFAC of any such unavoidable delays.

                (i) The descriptive headings of the sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement, and shall not be used for the purpose of interpreting any provisions of this Agreement.

Accepted and agreed by TFAC and PI this 20th day of October 2003, with signatures in counterparts binding.

TWIN FACES EAST ENTERTAINMENT CORPORATION:

Twin Faces East Entertainment Corporation

Michael Smolanoff, Ph.D., President

Signature:/S/Michael Smolanoff

PRO IMAGE, INC.

Bart Pellegrino, President

Signature:/S/Bart Pellegrino